Exhibit 99.1

Nasdaq to Acquire Verafin, Creating a Global Leader in the Fight Against Financial Crime

Accelerates Nasdaq’s ongoing evolution into a leading SaaS technology provider.

Combines Nasdaq’s global reach and established regulatory technology leadership with

Verafin’s innovative anti-money laundering and fraud platform and client breadth.

Enhances Nasdaq’s performance and potential, with Verafin’s cloud products delivering ~30% compound annual recurring revenue growth, or ARR1, within a US$13 billion addressable market.

Strengthens Verafin as a center of innovation and technology within the province of Newfoundland and

Labrador and an economic leader in St. John’s.

NEW YORK, ST. JOHN’S, Nov. 19, 2020 (GLOBE NEWSWIRE) – Nasdaq, Inc. (Nasdaq: NDAQ), a global technology company, and Verafin, an industry pioneer in anti-financial crime management solutions, today announced that they have entered into a definitive agreement for Nasdaq to acquire Verafin for US$2.75 billion in cash, subject to customary adjustments. The agreement will combine Verafin’s comprehensive suite of anti-financial crime management products with Nasdaq’s reach and established regulatory technology leadership to create a global SaaS leader in the fight against financial crime, a worldwide problem that demands innovative action.

Based in St. John’s, Newfoundland and Labrador and founded in 2003, Verafin provides more than 2,000 financial institutions in North America a cloud-based platform to help detect, investigate, and report money laundering and financial fraud. Verafin’s products are powered by intelligent analytics and leverage machine learning, robust shared data insights and powerful visualization and investigation tools to increase detection accuracy and reduce costs for clients. Verafin emphasizes a holistic approach to eradicating financial crime and its platform supports a consortium of several of the largest global banks as they collaborate to detect financial crimes to support law enforcement investigations.

The acquisition strengthens Nasdaq’s existing regulatory technology and anti-financial crime solutions, which include its renowned Nasdaq Trade and Market Surveillance offering, its Buy-side Compliance product, as well as the Nasdaq Automated Investigator for anti-money laundering (AML). Verafin’s capabilities will be available to the global network of nearly 250 banks, exchanges, broker-dealers and buy-side organizations, and regulatory authorities that rely on Nasdaq’s technology to detect market manipulation and abuse today. Nasdaq believes that its deep relationships with the majority of leading Tier 1 and Tier 2 banks globally will accelerate Verafin’s strategy of displacing legacy providers and manual processes with its cloud-based, state-of-the-art, market-proven solution.

“At the core of Nasdaq’s mission, we champion fairness and integrity in the markets that we build and in the broader financial ecosystem in which we operate, and combatting financial crime is central to achieving our goals. Verafin’s innovative fraud and AML detection platform, combined with Nasdaq’s

[1]

ARR for a given period is the annualized revenue of active contracts. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by customers.

leading trade and market surveillance solution, will empower Nasdaq to play an increasingly important role in building stronger economies around the world,” said Adena Friedman, President and Chief Executive Officer, Nasdaq. “The intelligent technology solutions Verafin has created are second-to-none, and that is evident in the company’s extraordinary growth and stellar client retention. Together with Verafin’s founders and employees, we look forward to building Nasdaq into a global leader in anti-financial crime management solutions. Additionally, we are committed to supporting innovation and growth in St. John’s and Newfoundland and Labrador. We believe that Verafin will not only complement and grow our existing presence in Canada, but also represents a potential catalyst for further investment opportunities in the province and the country.”

Friedman continued, “In addition to Verafin’s significant contribution to Nasdaq’s strategic ambitions, the acquisition also furthers our goal to be a premier provider of cloud-based SaaS solutions to the global capital markets and beyond. This combination meaningfully accelerates the evolution of our business mix toward highly scalable, subscription revenue.”

Anti-financial crime technology represents a large and growing sector with structural and regulatory tailwinds. Financial institutions face significant challenges in detecting and preventing financial crime, and therefore invest significant capital and resources in combatting an ever-increasing threat to the integrity of the global financial system. Up to US$2 trillion in laundered money flows through the financial system annually according to the United Nations, and criminals continue to find sophisticated methods for moving funds undetected. Automation and vendor solutions, a US$13 billion market according to Oliver Wyman, have become increasingly attractive solutions for financial institutions.

“This investment by Nasdaq, a global leader in financial technology, is a major vote of confidence and a significant win for the Province of Newfoundland and Labrador’s technology and innovation sector. Nasdaq’s clear commitments to the Province will help foster prosperity and opportunity throughout the community as we continue to grow our business,” said Jamie King, Chief Executive Officer, Verafin. “Since we began discussions with Nasdaq, we felt their DNA strongly mirrored our own core values: innovation, teamwork, entrepreneurship, and a commitment to continued growth and development. Together with Nasdaq, we will be a clear leader in expanding the fight against illicit finance by delivering our capabilities to a global client base from our headquarters in St. John’s.”

Nasdaq’s Investment in St. John’s, Newfoundland and Labrador and Canada

Nasdaq is committed to growing Verafin’s business and creating opportunities for their employees. Nasdaq’s investment will help Verafin expand its position as an economic and technology leader from its base in St. John’s and within the province of Newfoundland and Labrador.

To this end, Nasdaq will make the following commitments:

•	Verafin’s headquarters will proudly remain in St. John’s and its executive leadership team will remain in place and continue to lead the company’s growth.

•	Nasdaq highly values the skills and expertise of Verafin employees and will invest to both maintain and increase local employment levels to fuel Verafin’s growth.

•

In order to foster the next generation of talent in the province and help support Verafin’s growing employment base, Nasdaq will work closely with Memorial University to grow its scholarship program at the University, enhance its co-op programs, and fund and supervise at least six Mitacs fellowships annually for Masters and PhD students.

•

Nasdaq sees great potential in the innovation ecosystem of St. John’s and will increase investment in Verafin’s research and development. This will include an investment in a new US$1 million R&D partnership project with The Genesis Centre, Newfoundland and Labrador’s pre-eminent innovation hub.

•	In addition, Nasdaq admires the extensive charitable and community support that Verafin has provided to date and will increase Verafin’s level of charitable giving as the company continues to grow.

Financial Impact and Value Creation

The transaction meets all of Nasdaq’s acquisition investment criteria:

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Verafin is a strong strategic and cultural fit, accelerating Nasdaq’s evolution into a technology, analytics and infrastructure provider. The transaction is expected to increase revenue contribution from the highest-growth Market Technology and Investment Intelligence segment to 47% (from 45%) of total Nasdaq net revenue[2] pro forma for the third quarter of 2020.

•	It is expected to enhance Nasdaq’s performance and valuation potential, in particular by accelerating organic revenue[3] growth outlook within its Solutions Segments to 6-9% (from 5-7% previously).

•	The acquisition of Verafin is expected to deliver EPS accretion beginning in 2022 and meet Nasdaq’s ROIC, or return on invested capital, and IRR objectives.

Verafin has grown at a compound annual revenue growth rate of approximately 30% over the last three years. Verafin expects to deliver in excess of US$140 million4 in revenue in 2021, representing an implied multiple of approximately 19.5x revenue, in line with high-growth SaaS companies.

Verafin’s results will be reported within Nasdaq’s Market Technology segment. As a result, Nasdaq is raising its Market Technology segment’s medium-term organic revenue annualized growth outlook to 13-16% (from 8-11% previously). The acquisition of Verafin is also expected to accelerate Market Technology’s projected timing of meeting the “rule of 40”5 threshold to 2023, two years ahead of Market Technology’s 2025 target.

Financing and Approvals

Nasdaq intends to finance the transaction with a combination of US$2.5 billion of debt and cash on hand and expects debt / non-GAAP EBITDA leverage to be approximately 3.9x pro forma for the transaction. Nasdaq intends to pursue its existing capital deployment plan, including dividend payments and share repurchases, consistent with past practice, and expects to de-lever over time to return to a leverage ratio consistent with its current investment grade ratings.

[2]	Represents revenues less transaction-based expenses.
[3]	Refer to the non-GAAP information section of this release for a discussion of this and other non-GAAP measures.
[4]	Excludes the impact of purchase accounting write-down on deferred revenue.
[5]	Represents non-GAAP EBITDA margin percentage plus annual growth rate.

The transaction is subject to regulatory approvals and other customary closing conditions. Spectrum Equity, a leading growth equity investor based in Boston and San Francisco, and Information Venture Partners, a leading FinTech-focused venture capital firm based in Toronto, both significant investors in Verafin, have agreed to sell their stake as part of this transaction. It is expected to close in the first quarter of 2021.

Advisors

Evercore served as lead financial advisor to Nasdaq, along with J.P. Morgan Securities LLC. Nasdaq also received financial advice from BofA Securities, Goldman Sachs & Co. LLC, Morgan Stanley and TD Securities. Wachtell, Lipton, Rosen & Katz and Blake, Cassels & Graydon LLP served as legal advisors to Nasdaq.

William Blair & Company acted as financial advisor to Verafin in connection with the transaction. Osler, Hoskin & Harcourt LLP acted as Verafin’s legal advisor.

Conference Call / Webcast

On Thursday, November 19, 2020 at 8:00 a.m. ET, Nasdaq will host a webcast presentation to discuss the transaction. Links to the webcast and accompanying documents will be available at the company’s Investor Relations website, http://ir.nasdaq.com/investor-relations.

About Nasdaq

Nasdaq (Nasdaq: NDAQ) is a global technology company serving the capital markets and other industries. Our diverse offering of data, analytics, software and services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on Twitter @Nasdaq, or at www.nasdaq.com.

About Verafin

Verafin is the industry leader in enterprise Financial Crime Management solutions, providing a cloud-based, secure software platform for Fraud Detection and Management, BSA/AML Compliance and Management, High-Risk Customer Management and Information Sharing. Over 2,000 banks and credit unions use Verafin to effectively fight financial crime and comply with regulations. Leveraging its unique big data intelligence, visual storytelling and collaborative investigation capabilities, Verafin significantly reduces false positive alerts, delivers context-rich insights and streamlines the daunting BSA/AML compliance processes that financial institutions face today. Verafin is the exclusive provider for Texas Bankers Association, Western Bankers Association, Florida Bankers Association, Massachusetts Bankers Association, and CUNA Strategic Services, with industry endorsements in 48 U.S. states. Visit www.verafin.com, email info@verafin.com or call 866.781.8433.

Contacts

Nasdaq Investor Contact

Ed Ditmire, CFA: +1 212 401 8737

ed.ditmire@nasdaq.com

Nasdaq Media Contacts

Ryan Wells: +1 646 648 3887

ryan.wells@nasdaq.com

Yan-yan Tong: +46 (0)73 449 66 83

yan-yan.tong@nasdaq.com

Longview Communications & Public Affairs (Canada)

Ian Hamilton: +1 905 399 6591

ihamilton@longviewcomms.ca

Andy Lloyd: +1 416 402 5029

alloyd@longviewcomms.ca

Verafin Media Contact

Brian Hartlen: +1 709 725 8235

brian.hartlen@verafin.com

Forward-Looking Statements

This communication contains forward-looking information related to Nasdaq, Verafin and the proposed acquisition of Verafin by Nasdaq that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. When used in this communication, words such as “intends”, “plans”, “will”, “believes”, “expected”, “projected” and similar expressions and any other statements that are not historical facts are intended to identify forward-looking statements. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the proposed transaction, Nasdaq’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Nasdaq or Verafin, and the anticipated timing of closing of the proposed transaction. Risks and uncertainties include, among other things, risks related to the ability of Nasdaq to consummate the proposed transaction on a timely basis or at all; Nasdaq’s ability to secure regulatory approvals on the terms expected, in a timely manner or at all; Nasdaq’s ability to successfully integrate Verafin’s operations; Nasdaq’s ability to implement its plans, forecasts and other expectations with respect to Verafin’s business after the completion of the transaction and realize expected synergies; the ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; the impact of Verafin’s business model on Nasdaq’s ability to forecast revenue results; disruption from the transaction making it more difficult to maintain business and operational relationships; risks related to diverting management’s attention from Nasdaq’s ongoing business operations; the negative effects of the announcement or the consummation of the proposed transaction on the market price of Nasdaq’s common stock or on Nasdaq’s operating results; significant transaction costs; unknown liabilities; the risk of litigation or regulatory actions related to the proposed transaction; future levels of Nasdaq’s indebtedness, including additional indebtedness that may be incurred in connection with the proposed transaction; and the effect of the announcement or pendency of the transaction on Verafin’s business relationships, operating results, and business generally.

Further information on these and other risks and uncertainties relating to Nasdaq can be found in its reports filed on Forms 10-K, 10-Q and 8-K and in other filings Nasdaq makes with the SEC from time to time and available at www.sec.gov. These documents are also available under the Investor Relations section of Nasdaq ‘s website at http://ir.nasdaq.com/investor-relations. The forward-looking statements included in this communication are made only as of the date hereof. Nasdaq and Verafin disclaim any obligation to update these forward-looking statements, except as required by law.

Non-GAAP Information

This press release includes certain non-GAAP financial measures, including organic revenue growth, non-GAAP EBITDA and ROIC.

Nasdaq and Verafin believe that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to Verafin’s financial condition and results of operations. Nasdaq’s and Verafin’s managements use certain of these non-GAAP measures to compare Nasdaq’s and Verafin’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. Nasdaq and Verafin believe presentation of these measures provides investors with greater transparency and supplemental data relating to financial condition and results of operations.

Nasdaq’s organic growth calculation methodology normally excludes acquired businesses from the measure until they have been part of Nasdaq for a full 12-month period. For purposes of providing the pro-forma impact of the Verafin acquisition, Verafin’s forecasted results are included and the impact of purchase accounting write-down on deferred revenue is excluded in these measures.

These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces its usefulness as a comparative measure. Investors should not rely on any single financial measure when evaluating these businesses. This information should be considered as supplemental in nature and is not meant as a substitute for operating results in accordance with U.S. GAAP.

A reconciliation of non-GAAP forward looking information to their corresponding GAAP measures cannot be provided without unreasonable efforts due to the inherent difficulty in quantifying certain amounts due to a variety of factors, including the unpredictability in the movement in foreign currency rates, Nasdaq’s effective tax rate as well as future charges or reversals outside of the normal course of business.